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                                                                    EXHIBIT 23.1




                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/ Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated October 15, 1998, which appears on page B-2 of Exhibit 99.1 in the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, of Union Planters Corporation. We also consent to the reference to us under the heading "EXPERTS" in such Proxy Statement/Prospectus.


/s/  PricewaterhouseCoopers LLP

Memphis, Tennessee
November 16, 1998